Exhibit 5.1

September 28, 2023

Synlogic, Inc.

301 Binney St., Suite 402

Cambridge, MA 02142

Ladies and Gentlemen:

We have acted as legal counsel to Synlogic, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “SEC”) of (i) a Registration Statement (File No. 333-274421) on Form S-1, as amended (the “Registration Statement”), filed by the Company with the SEC under the Securities Act of 1933, as amended (the “Securities Act”) and (ii) a second Registration Statement on Form S-1 filed pursuant to Rule 462(b) under the Securities Act (the “462(b) Registration Statement”). The Registration Statement and 462(b) Registration Statement together relate to a public offering of an aggregate of (i) up to 7,394,366 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and in lieu of Common Stock to certain investors that so choose, pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 7,394,366 shares of Common Stock, and (ii) accompanying warrants (the “Common Warrants”) to purchase up to 7,394,366 shares of Common Stock (the “Common Warrants”, collectively with the Pre-Funded Warrants, the “Warrants”, and collectively with the shares of Common Stock to be sold in the public offering, the “Securities”).

The Securities are to be sold pursuant to an Underwriting Agreement (the “Underwriting Agreement”) to be entered into by and between the Company and Chardan Capital Markets, LLC, as representative of the several underwriters named therein (the “Underwriters”), which is filed as an exhibit to the Registration Statement.

This opinion is being rendered in connection with the filing of the 462(b) Registration Statement with the SEC. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the 462(b) Registration Statement.

In connection with this opinion, we have examined the: (i) Company’s Amended and Restated Certificate of Incorporation, as amended to date (the “Certificate of Incorporation”); (ii) Company’s Amended and Restated Bylaws, as amended to date (the “Bylaws”); (iii) Company’s records of the meetings of the Board of Directors (including committees thereof) as we have deemed material; (iv) Registration Statement, together with the exhibits thereto filed with the SEC; (v) 462(b) Registration Statement, together with the exhibits thereto filed with the SEC; and (vi) Underwriting Agreement and such other records of the corporate proceedings of the Company and certificates of the Company’s officers as we have deemed relevant.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

BOSTON    LOS ANGELES    NEW YORK    SAN DIEGO    SAN FRANCISCO    TORONTO     WASHINGTON

MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C.

MINTZ September 28, 2023 Page 2

With respect to our opinion as to the shares of Common Stock issuable upon exercise of any Warrant, we have assumed that, at the time of issuance, a sufficient number of shares of Common Stock are authorized and available for issuance under the Certificate of Incorporation as then in effect and that the exercise price per share of the Warrants is an amount that is not less than the par value of the Common Stock. We have relied, without independent verification, on certificates of public officials and, as to matters of fact material to the opinions set forth below, on certificates of officers of the Company.

Our opinion is limited to the General Corporation Law of the State of Delaware, and we express no opinion with respect to the laws of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the Securities under the securities or blue sky laws of any state or any foreign jurisdiction.

Based upon the foregoing, we are of the opinion that (i) the Common Stock, when issued and delivered in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and non-assessable, (ii) the Warrants, if and when paid for in accordance with the terms of the 462(b) Registration Statement, the Registration Statement and the Underwriting Agreement, will constitute valid and legally binding obligations of the Company, except as may be limited by bankruptcy, insolvency or other similar laws affecting the rights and remedies of creditors in general and the general principles of equity and (iii) with respect to shares of Common Stock issuable upon exercise of the Warrants when the exercise price is paid in full and the shares are issued in accordance with the terms and conditions of the Warrants, will be validly issued, fully paid and non-assessable.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We understand that you wish to file this opinion with the SEC as an exhibit to the 462(b) Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act and to reference the firm’s name under the caption “Legal Matters” in the prospectus, which forms part of the 462(b) Registration Statement, and we hereby consent thereto. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

MINTZ, LEVIN, COHN, FERRIS,
GLOVSKY AND POPEO, P.C.